UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2013

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to a Share Purchase Agreement dated January 8, 2013 by and among OPKO Health, Inc., a Delaware corporation (the “Company”) and OPKO IP Holdings, Inc. a limited company organized under the laws of Cayman Islands, an indirect wholly-owned subsidiary of the Company (the “Buyer”), Cytochroma Inc., a corporation organized under the laws of Ontario (the “Seller”), Cytochroma Holdings ULC, an unlimited liability company organized under the laws of Alberta (“Holdings”), Cytochroma Canada Inc., a corporation organized under the laws of Canada (together with Seller and Holdings, the “Seller Parties”), Cytochroma Development Inc., a corporation organized under the laws of Barbados (“Development”), Proventiv Therapeutics, LLC, a Delaware limited liability company (“Proventiv”), and Cytochroma Cayman Islands, Ltd., a limited company organized under the laws of Cayman Islands (“Cayman Newco”), the Company acquired all of the issued and outstanding equity securities of Cayman Newco and Proventiv. The consideration paid by the Company to the Seller consists of $100.0 million, paid in shares of the Company’s common stock, par value $0.01 per share, (the “Common Stock”) based on the volume-weighted average price per share of the Company’s Common Stock as reported on the New York Stock Exchange (“NYSE”) for the ten trading days immediately preceding the date of the Purchase Agreement, or $4.874 per share (the “Stock Consideration”). In connection with the Purchase Agreement, the Company issued 20,517,030 shares of the Company’s Common Stock to the Seller Parties at the closing. The transaction closed on March 4, 2013.

In addition, the Purchase Agreement provides for the payment of up to an additional $190.0 million to the Seller Parties in cash or additional shares of the Company’s Common Stock, at the Buyer’s election, upon the achievement of certain milestones relating to development and annual revenue (the “Milestone Consideration”). If the Company elects to pay any portion of the Milestone Consideration in shares of the Company’s Common Stock, the amount of shares to be issued will be based on the volume-weighted average price per share of the Company’s Common Stock as reported on the NYSE or any other exchange system or market quotation system on which the Company is then listed for the ten trading days immediately preceding: (i) the milestone being achieved in the case of development milestones; or (ii) the earlier of the completion of the audit of the Company’s financial statements or the 105th day after the end of the applicable calendar year in the case of revenue milestones. In certain circumstances, the payment of the Milestone Consideration shall be made by the Company in cash, including if payment in shares of Company Common Stock would trigger an obligation to obtain the approval of the Company’s shareholders under applicable securities laws or NYSE regulations. In addition, the Company has the ability to off-set the payment of any Milestone Consideration by the amount of potential Company indemnity claims under the Purchase Agreement.

The Stock Consideration and any of the Milestone Consideration which the Company elects to pay in shares of the Company’s Common Stock will be issued in reliance upon an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.

Item 3.02 Unregistered Sales of Equity Securities.

The information required to be reported under this Item is incorporated by reference from Item 2.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On March 4, 2013, the Company issued a press release announcing the closing of the transaction. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Pursuant to Item 9.01(a)(4) of Form 8-K, the Company intends to file all financial statements required by this item by an amendment to this Current Report on Form 8-K to be filed within 71 calendar days of this Form 8-K.

(b) Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2) of Form 8-K, the Company intends to file all pro forma financial information required by this item by an amendment to this Current Report on Form 8-K to be filed within 71 calendar days of this Form 8-K

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated March 4, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

March 8, 2013	By:	/s/ Juan F. Rodriguez

Name: Juan F. Rodriguez
Title: Senior Vice President-Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company, dated March 4, 2013.